                            As filed with the Securities and Exchange Commission on September 30, 1998
                            Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   VANS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     33-0272893
(State or  other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                             15700 Shoemaker Avenue
                     Santa Fe Springs, California 90670-5515
              (Address of registrant's principal executive offices)

                               STOCK OPTION SHARES
                  UNDER VANSTASTIC EMPLOYEE STOCK OPTION PLAN
                            (Full title of the Plan)

                                Craig E. Gosselin
                       Vice President and General Counsel
                                   VANS, INC.
                             15700 Shoemaker Avenue
                     Santa Fe Springs, California 90670-5515
                     (Name and address of agent for service)

                                 (562) 565-8267
                     (Telephone Number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                         PROPOSED              PROPOSED
                                                                          MAXIMUM               MAXIMUM
              TITLE OF SECURITIES                     AMOUNT TO       OFFERING PRICE           AGGREGATE              AMOUNT OF
               TO BE REGISTERED                     BE REGISTERED        PER SHARE         OFFERING PRICE(2)     REGISTRATION FEE(2)
====================================================================================================================================
Common Stock, $.001 par value ("Common
Stock"), issuable upon the exercise of
options granted under the Vanstastic
Employee Stock Option Plan...................... 400,000 shares(1)        $9.25              $3,700,000              $1,110.00
====================================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of shares of Common Stock that may become issuable pursuant to certain anti-dilution adjustments.

(2) Computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, based on the prices at which the options may be exercised.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information required by Item 1 and Item 2 of Part I of Form S-8 has been omitted from this filing in accordance with the provisions of the introductory Note to Part I.


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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference and are made a part hereof from their respective dates of filing:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1998.

     2. Description of the Registrant's Common Stock as set forth in Item 1 of the Registrant's Form 8-A Registration Statement, dated July 12, 1991.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated hereby by reference and be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Restated Bylaws, as amended, provide that the Registrant will indemnify its directors and executive officers and may indemnify other officers to the full extent permitted by law. The Registrant believes that indemnification under its Restated Bylaws covers at least negligence and gross negligence by directors and officers, and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the officer or director to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Restated Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, provision of any Certificate of Incorporation, Bylaw, agreement, or vote of stockholders or disinterested directors, or otherwise.

     In addition, the Registrant's Restated Certificate of Incorporation (the "Certificate") provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has also entered into indemnity agreements with each of its directors and officers indemnifying them to the fullest extent permitted by the foregoing. The indemnification provisions discussed above and the indemnity agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act. The Registrant has also purchased directors' and officers' insurance. The policy generally covers claims made during the policy term against any director or officer of the Registrant for any actual or alleged act, error, omission, misstatement, misleading statement, neglect or breach of duty by the director or officer, subject


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to certain exclusions. The assets of the Registrant will not be used to indemnify its directors and officers to the extent any underlying claim that creates an indemnification obligation is covered by the Registrant's current directors' and officers' insurance policy and any renewals or replacements of such policies.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8.  EXHIBITS

     5.      Opinion of Craig E. Gosselin, Esq.

     23.1 Consent of Craig E. Gosselin, Esq. is included in his opinion filed as Exhibit 5.

     23.2    Consent of KPMG Peat Marwick LLP.

     24.     Powers of Attorney (included on the signature page).

ITEM 9.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; to include any prospectus required by Section 10(a)(3) of the Securities Act; to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered under this Registration Statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Fe Springs, State of California, on September 30, 1998.


                                       VANS, INC.
                                       -----------------------------------------
                                       (Registrant)


                                       By: /s/ Gary H. Schoenfeld
                                           -------------------------------------
                                           Gary H. Schoenfeld
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, each officer and director whose signature appears below, hereby authorizes, constitutes and appoints Gary H. Schoenfeld and Craig E. Gosselin and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all post-effective amendments to this Registration Statement, to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact deem appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                           SIGNATURE                                                   TITLE                          DATE

/s/ Gary H. Schoenfeld                                                 President and                           September 30, 1998
------------------------------------------------------------           Chief Executive Officer and
Gary H. Schoenfeld                                                     Director (Principal Executive Officer)


 /s/ Walter E. Schoenfeld                                              Director                                September 30, 1998
------------------------------------------------------------
Walter E. Schoenfeld

 /s/ George E. McCown                                                  Director                                September 30, 1998
------------------------------------------------------------
George E. McCown

 /s/ Kyle B. Wescoat                                                   Vice President and                      September 30, 1998
------------------------------------------------------------           Chief Financial Officer
Kyle B. Wescoat                                                        (Principal Financial
                                                                       and Accounting Officer)


/s/ Philip H. Schaff, Jr.                                              Director                                September 30, 1998
------------------------------------------------------------
Philip H. Schaff, Jr.

 /s/ Wilbur J. Fix                                                     Director                                September 30, 1998
------------------------------------------------------------
Wilbur J. Fix

 /s/ James R. Sulat                                                    Director                                September 30, 1998
------------------------------------------------------------
James R. Sulat

(Signatures continued on next page)


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
(Signatures continued from previous page)


                           SIGNATURE                                                   TITLE                          DATE

 /s/ Kathleen M. Gardarian                                                           Director                  September 30, 1998
------------------------------------------------------------
Kathleen M. Gardarian

 /s/ Lisa M. Douglas                                                                 Director                  September 30, 1998
------------------------------------------------------------
Lisa M. Douglas

/s/ Gerald Grinstein                                                                 Director                  September 30, 1998
------------------------------------------------------------
Gerald Grinstein

                                                                                     Director                  September __, 1998
------------------------------------------------------------
Charles G. Armstrong

                                                                                     Director                  September __, 1998
------------------------------------------------------------
Leonard R. Wilkins


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                                  EXHIBIT INDEX


        DOCUMENT                                                                PAGE NO.

5.      Opinion of Craig E. Gosselin, Esq.

23.1    Consent of Craig E. Gosselin, Esq. is included in his opinion filed as
        Exhibit 5.

23.2    Consent of KPMG Peat Marwick LLP.

24.     Powers of Attorney (included on the signature page).


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